EXHIBIT 99.1

OXiGENE Announces Third Quarter 2014 Earnings Conference Call and Webcast

SOUTH SAN FRANCISCO, Calif., Oct. 22, 2014 (GLOBE NEWSWIRE) -- OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer, will hold a conference call and webcast on Wednesday, November 12, 2014 at 4:30 p.m. ET (1:30 p.m. PT). During the call, members of the OXiGENE management team will provide a business and financial update, including updates on the company's research and development programs.

OXiGENE's earnings conference call can be heard live by dialing (888) 841-3431/Conference ID: 94487948 in the United States and Canada, and +1 (678) 809-1060 for international callers, five minutes prior to the beginning of the call.

To listen to a live or archived version of the audio webcast, please log on to the Company's website, www.oxigene.com. Under the "Investors & Media" tab, select the link to "Events & Presentations."

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer. The Company is focused on developing vascular disrupting agents (VDAs), which are compounds that selectively disrupt abnormal blood vessels associated with solid tumor survival and progression. The Company's lead clinical product candidate, fosbretabulin, is in development as a potential treatment for solid tumors. OXi4503, its second product candidate, is in development for acute myeloid leukemia (AML). OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

CONTACT: Investor and Media Contact:
         ir@oxigene.com
         (650) 635-7000